      Exhibit 3

Form of Rule 10b5-1 Purchase Plan

        This is a Rule 10b5-1 Purchase Plan, dated __________, _____ (this “Purchase Plan”), between __________ (“Purchaser”) and __________ (“Broker”), acting as agent for Purchaser.

A. Recitals

    1.        This Purchase Plan is entered into between Purchaser and Broker for the purpose of establishing a trading plan that complies with the requirements of Rule 10b5-1(c)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

    2.        Purchaser is establishing this Purchase Plan to permit the acquisition of the common stock, $0.10 stated value per share (the “Stock”), of White Electronic Designs Corporation, an Indiana corporation (the “Issuer”).

B. Purchaser’s Representations, Warranties and Covenants

    1.        As of the date hereof, Purchaser is not aware of any material nonpublic information concerning the Issuer or its securities. Purchaser is entering into this Purchase Plan in good faith and not as part of a plan or scheme to evade compliance with the federal securities laws.

    2.        While this Purchase Plan is in effect, Purchaser agrees not to enter into or alter any corresponding or hedging transaction or position with respect to the securities covered by this Purchase Plan (including, without limitation, with respect to any securities convertible or exchangeable into the Stock) and agrees not to alter or deviate from the terms of this Purchase Plan.

    3.        Purchaser agrees that Purchaser shall not, directly or indirectly, communicate any information relating to the Stock or the Issuer to any employee of Broker or its affiliates who is involved, directly or indirectly, in executing this Purchase Plan at any time while this Purchase Plan is in effect.

    4.        Purchaser agrees that Purchaser shall at all times during the Plan Purchase Period (as defined below), in connection with the performance of this Purchase Plan, comply with all applicable laws, including, without limitation, Section 16 of the Exchange Act and the rules and regulations promulgated thereunder (“Section 16”).

    5.        Purchaser acknowledges and agrees that Purchaser does not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Stock pursuant to this Purchase Plan.

C. Implementation of the Plan

    1.        Purchaser hereby appoints Broker to purchase shares of Stock pursuant to the terms and conditions set forth below. Subject to such terms and conditions, Broker hereby accepts such appointment.

    2.        Subject to the restrictions set forth herein, Broker is authorized to begin purchasing Stock pursuant to this Purchase Plan on __________ and shall cease purchasing Stock on the earliest to occur of (a) the date on which Broker is required to suspend or terminate purchases under the Purchase Plan pursuant to paragraph D.1 below, (b) the date on which Broker receives notice of the death of Purchaser, (c) the date on which the Issuer or any other person publicly announces a tender or exchange offer with respect to the Stock or a merger, acquisition, reorganization, recapitalization or comparable transaction affecting the securities of the Issuer as a result of which the Stock is to be exchanged or converted into shares of another company, and (d) the date that the aggregate number of shares of Stock purchased pursuant to this Purchase Plan reaches __________ shares (the “Total Purchase Amount”) (the “Plan Purchase Period”).

    3.        Broker shall not purchase any shares of Stock pursuant to this Purchase Plan at a price of more than $_____ per share (before deducting any commission, commission equivalent, mark-up or differential and other expenses of purchase (the “Maximum Purchase Price”). A “Purchase Day” is any Trading Day selected by Broker during the Plan Purchase Period. A “Trading Day” is any day during the Plan Purchase Period that the Nasdaq Global Market (“Nasdaq”) is open for business and the Stock trades regular way on Nasdaq.

    4.        Subject to the restrictions set forth in paragraphs C.2 and C.3 above and the other restrictions contained in this Purchase Plan, Broker shall purchase shares of Stock for the account of Purchaser on any Purchase Day as determined by Broker under ordinary principles of best execution at the then-prevailing market price.

    5.        The Total Purchase Amount and the Maximum Purchase Price shall be adjusted automatically on a proportionate basis to take into account any stock split, reverse stock split or stock dividend with respect to the Stock or any change in capitalization with respect to the Issuer that occurs during the Plan Purchase Period.

    6.        Broker shall not purchase Stock hereunder at any time when (a) Broker, in its discretion, has determined that a market disruption, banking moratorium, outbreak or escalation of hostilities or other crisis or calamity that could, in Broker’s judgment, impact purchases of the Stock has occurred; (b) Broker, in its discretion, has determined that it is prohibited from doing so by a legal, contractual or regulatory restriction applicable to it or its affiliates or to Purchaser or Purchaser’s affiliates (other than any such restriction relating to Purchaser’s awareness or alleged awareness of material nonpublic information about the Issuer or the Stock); or (c) Broker has received notice from Purchaser to terminate the Purchase Plan in accordance with paragraph D.1 below.

    7.        To assist Purchaser and the Issuer with respect to Purchaser’s reporting obligations under Section 16, on each Trading Day during which Broker executes a purchase of shares of Stock pursuant to this Purchase Plan, Broker will provide all the details of the purchase (including the number of shares of Stock purchased on such Trading Day and the specific price(s) at which such shares of Stock were purchased) to both Purchaser and the Issuer on the Trading Day that the purchase occurs, both:

    (a)        by telephone to Purchaser at (___) __________ and to __________ of the Issuer at (___) __________; and

    (b)        in writing to Purchaser by email at __________ and to __________ at the Issuer by email at __________.

    8.        Purchaser agrees to maintain in Purchaser’s account at Broker immediately available cash balances sufficient to cover the purchase price and commissions for all Stock purchased for Purchaser’s account pursuant to this Purchase Plan. If Purchaser’s account does not contain sufficient immediately available cash balances to timely satisfy purchase and payment obligations, then Broker is hereby authorized and directed to, in its discretion, sell other securities held in Purchaser’s account to satisfy such purchase and payment obligations or to not effect or cancel any purchases of shares of Stock.

    9.        Shares from each purchase of Stock effected under the Purchase Plan will be delivered to Purchaser’s account on a normal three-day settlement basis.

D. Termination; Amendment

    1.        This Purchase Plan may be suspended or terminated by Purchaser at any time upon two business days prior notice to Broker in accordance with paragraph E.2 below.

    2.        This Purchase Plan may be amended by Purchaser to lower the Total Purchase Amount at any time upon two business days prior notice to Broker in accordance with paragraph E.2 below. With respect to any amendment other than to lower the Total Purchase Amount, this Purchase Plan may be amended only upon the written consent of Broker and receipt by Broker of a certificate signed by Purchaser certifying that the representations and warranties of Purchaser contained in this Purchase Plan are true at and as of the date of such amendment as if made at and as of such date.

E. Miscellaneous

1.     This Purchase Plan constitutes the entire agreement between the parties with respect to this Purchase Plan and supercedes any prior agreements or understandings with regard to the Purchase Plan.

2.     All notices to Broker under this Purchase Plan shall be given to __________ by telephone at _____________, by facsimile at _____________, by email at ________________ or by mail to the following address: [Broker], _______________________________________________________, Attn: ______________.

3.     This Purchase Plan may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

4.     If any provision of this Purchase Plan is or becomes inconsistent with any applicable present or future law, rule or regulation, that provision will be deemed modified or, if necessary, rescinded in order to comply with the relevant law, rule or regulation. All other provisions of this Purchase Plan will continue and remain in full force and effect.

        IN WITNESS WHEREOF, the undersigned have signed this Purchase Plan as of the date first written above.

Purchaser Name:
Broker Name: